EXHIBIT 99.1

A.M. CASTLE & CO.	1420 Kensington Road Suite 220 Oak Brook, IL 60523 P: (847) 455-7111 F: (847) 241-8171

For Further Information:

Scott F. Stephens
Vice President - Finance & CFO
(847) 349-2577
Email: sstephens@amcastle.com

Traded: NYSE (CAS)
Member: S&P SmallCap 600 Index

FOR IMMEDIATE RELEASE
TUESDAY, APRIL 30, 2013

A. M. CASTLE & CO. REPORTS 2013 FIRST QUARTER RESULTS;
RESTRUCTURING EFFORTS ON TRACK WITH GENERATION OF $32.6 MILLION IN OPERATING CASH FLOW FOR THE QUARTER

OAK BROOK, IL, APRIL 30th – A. M. Castle & Co. (NYSE: CAS) (“the Company”), a global distributor of specialty metal and plastic products, value-added services and supply chain solutions, today reported financial results for the first quarter ended March 31, 2013.

Consolidated net sales were $292.7 million for the three months ended March 31, 2013, compared to $362.9 million in the first quarter of 2012.  Reported net loss for the quarter was $10.6 million, or a loss of $0.46 per diluted share, compared to a net loss of $4.3 million, or a loss of $0.19 per diluted share, in the prior year quarter.  Adjusted non-GAAP net loss, as reconciled below, was $8.1 million, or a loss of $0.35 per diluted share, for the first quarter of 2013 compared to adjusted non-GAAP net income of $6.8 million, or $0.28 per diluted share, in the prior year quarter.

The Company’s reported EBITDA, as defined and reconciled in the financial statement table below, was $4.8 million, or 1.6% of net sales, in the first quarter of 2013, compared to $28.2 million, or 7.8% of net sales, in the first quarter of 2012. Adjusted EBITDA was $8.8 million, or 3.0% of net sales, in the first quarter of 2013, compared to $27.8 million, or 7.7% of net sales, in the first quarter of 2012. Net cash generated from operations was $32.6 million for the quarter.

“The markets were a bit softer than we had anticipated during the first quarter. Our key priorities are intently focused around our announced restructuring efforts. During the first quarter, our team made significant progress toward our goals to improve operating efficiency, improve customer satisfaction and reduce costs,” said Scott Dolan, president and CEO of A. M. Castle & Co.

In the Metals segment, first quarter 2013 net sales of $258.4 million were 19.6% lower, on a per-day basis, than last year and 6.6% higher on a per-day basis than the fourth quarter of 2012. Metals segment tons sold per day for the first quarter of 2013 were down 20.0% from the first quarter of 2012 as virtually all of the Company's key end-use markets experienced softer demand due to weaker conditions in the overall economy compared to the first quarter of 2012.

In the Plastics segment, first quarter 2013 net sales of $34.3 million were $3.3 million, or 10.7% higher than the prior year period as automotive sector volumes remained strong. Strong performance in the life science and marine businesses also contributed to the year-over-year increase in sales. Sequentially, first quarter Plastics segment net sales were $2.6 million, or 8.2% higher than the fourth quarter of 2012 net sales.

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Gross material margins as reported for the first quarter of 2013 were 25.0% and included the charges of $1.3 million for commodity hedges, $0.8 million of restructuring charges and $0.7 million of LIFO expense.

Operating expenses excluding $2.2 million of restructuring charges were $72.0 million in the first quarter of 2013 compared to $80.8 million a year ago. In addition to reduced costs associated with lower sales volumes, restructuring activities announced in January began to positively impact our cost levels in the first quarter as did the continuation of improvement activities implemented in 2012. Operating costs declined monthly throughout the first quarter.

Equity in earnings of the Company’s joint venture was $1.5 million in the first quarter of 2013, which was $1.5 million less than the same period last year and $0.3 million higher than the fourth quarter of 2012.

The Company’s debt-to-capital ratio was 44.9% at March 31, 2013, compared to 46.8% at December 31, 2012.  Total debt outstanding, net of unamortized discount, was $266.7 million at March 31, 2013 and $297.1 million at December 31, 2012.  The cash and cash equivalents balance at March 31, 2013 was $21.4 million compared to $21.6 million at December 31, 2012 and the outstanding balance under the revolving credit facilities was $8.8 million at March 31, 2013 compared to $40.0 million at December 31, 2012. Refer to the ‘Total Debt’ table below for details related to the Company’s outstanding debt obligations.

“Although the first quarter was challenging from a top-line sales and gross material margin perspective, we proceeded as planned with our restructuring efforts announced in January and made significant progress toward our goals to improve our operating efficiency, improve customer satisfaction and reduce our costs. The plant consolidation activities are ahead of schedule and the restructuring charges for the first quarter are in line with budget. The Company also continued to focus on inventory reduction efforts during the first quarter of 2013. Inventory levels declined by over $33 million, on a replacement cost basis, which resulted in positive cash generated from operations of $32.6 million for the quarter,” continued Dolan.

As previously communicated, the Company has targeted $33 million of annual operating income improvement as part of the restructuring plan announced in January of this year. The Company expects to realize $20 million of the targeted $33 million annual operating income improvements during 2013. The Company estimates $10 million of pre-tax charges associated with the plan, of which $3.0 million were incurred during the first quarter of 2013.

“Our team remains focused on transforming A. M. Castle into a more profitable enterprise, a Company that can grow and succeed as our key end-use markets recover. As we move forward with an increased focus on revenue growth and market penetration, I will be taking over direct responsibility for the commercial teams, effective immediately. Blain Tiffany will be stepping down as chief commercial officer and will be leaving the Company to pursue other opportunities. I would like to thank Blain for his efforts and leadership over his twelve year career at Castle and I look forward to becoming more closely involved with our commercial activities,” said Dolan.

“Although we are cautious about the market outlook near-term, we are optimistic about our ability to generate significant operating cash flow this quarter and around our long-term opportunities to build upon the improvements of the past several quarters,” concluded Dolan.

Webcast Information
Management will hold a conference call at 11:00 a.m. ET today to review the Company's results for the first quarter and discuss business conditions and outlook.  The call can be accessed via the Internet live or as a replay.  Those who would like to listen to the call may access the webcast through a link on the investor relations page of the Company’s website at http://www.amcastle.com/investors/default.aspx. A supplemental presentation accompanying the webcast can also be accessed at the link provided.

An archived version of the conference call webcast will be available for replay at the link above approximately three hours following its conclusion, and will remain available until the next earnings conference call.  A replay of the conference call will also be available by calling (888) 843-7419 and (630) 652-3042 and citing code 7874949.

About A. M. Castle & Co.
Founded in 1890, A. M. Castle & Co. is a global distributor of specialty metal and plastic products and supply chain services, principally serving the producer durable equipment, oil and gas, commercial aircraft, heavy equipment, industrial goods, construction equipment, retail, marine and automotive sectors of the global economy.  Its customer base includes many Fortune 500 companies as well as thousands of medium and smaller-sized firms spread across a variety of industries.  Within its metals business, it specializes in the distribution of alloy and stainless steels; nickel alloys; aluminum and carbon.  Through its wholly-owned subsidiary, Total Plastics, Inc., the Company also distributes a broad range of value-added industrial plastics.  Together, Castle and its affiliated companies operate out of more than 50 locations throughout North America, Europe and Asia.  Its common stock is traded on the New York Stock Exchange under the ticker symbol "CAS".

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Regulation G Disclosure
This release and the financial statements included in this release include non-GAAP financial measures. The non-GAAP financial information should be considered supplemental to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP. However, we believe that non-GAAP reporting, giving effect to the adjustments shown in the reconciliation contained in this release and in the attached financial statements, provides meaningful information and therefore we use it to supplement our GAAP reporting and guidance. Management often uses this information to assess and measure the performance of our business. We have chosen to provide this supplemental information to investors, analysts and other interested parties to enable them to perform additional analyses of operating results, to illustrate the results of operations giving effect to the non-GAAP adjustments shown in the reconciliations and to assist with period-over-period comparisons of such operations. The exclusion of the charges indicated herein from the non-GAAP financial measures presented does not indicate an expectation by the Company that similar charges will not be incurred in subsequent periods.

In addition, the Company believes that the use and presentation of EBITDA, which is defined by the Company as income before provision for income taxes plus depreciation and amortization, and interest expense, less interest income, is widely used by the investment community for evaluation purposes and provides the investors, analysts and other interested parties with additional information in analyzing the Company’s operating results.  Adjusted non-GAAP net income and adjusted EBITDA, which are defined as reported net income and EBITDA adjusted for non-cash items and items which are not considered by management to be indicative of the underlying results,  are presented as the Company believes the information is important to provide investors, analysts and other interested parties additional information about the Company’s financial performance.  Management uses EBITDA, adjusted non-GAAP net income and adjusted EBITDA to evaluate the performance of the business.

Cautionary Statement on Risks Associated with Forward Looking Statements
Information provided and statements contained in this release that are not purely historical are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (“Securities Act”), Section 21E of the Securities Exchange Act of 1934, as amended (“Exchange Act”), and the Private Securities Litigation Reform Act of 1995.  Such forward-looking statements only speak as of the date of this release and the Company assumes no obligation to update the information included in this release.  Such forward-looking statements include information concerning our possible or assumed future results of operations, including descriptions of our business strategy.  These statements often include words such as “believe,” “expect,” “anticipate,” “intend,” “predict,” “plan,” or similar expressions.  These statements are not guarantees of performance or results, and they involve risks, uncertainties, and assumptions.  Although we believe that these forward-looking statements are based on reasonable assumptions, there are many factors that could affect our actual financial results or results of operations and could cause actual results to differ materially from those in the forward-looking statements, including those risk factors identified in Item 1A “Risk Factors” of our Annual Report on Form 10-K for the fiscal year ended December 31, 2012.  All future written and oral forward-looking statements by us or persons acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to above.  Except for our ongoing obligations to disclose material information as required by the federal securities laws, we do not have any obligations or intention to release publicly any revisions to any forward-looking statements to reflect events or circumstances in the future or to reflect the occurrence of unanticipated events.

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CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS	For the Three Months Ended
(Dollars in thousands, except per share data)
Unaudited	March 31,
	2013	2012
Net sales	$292,714	$362,916
Costs and expenses:
Cost of materials (exclusive of depreciation and amortization)	219,431	263,967
Warehouse, processing and delivery expense	35,584	38,526
Sales, general, and administrative expense	29,876	35,654
Restructuring charges	2,225	—
Depreciation and amortization expense	6,571	6,613
Operating (loss) income	(973)	18,156
Interest expense, net	(10,188)	(10,193)
Interest expense - unrealized loss on debt conversion option	—	(11,340)
Other income (expense)	(2,299)	442
Loss before income taxes and equity in earnings of joint venture	(13,460)	(2,935)

Income taxes	1,369	(4,373)

Loss before equity in earnings of joint venture	(12,091)	(7,308)

Equity in earnings of joint venture	1,469	3,008
Net loss	$(10,622)	$(4,300)
Basic loss per share	$(0.46)	$(0.19)
Diluted loss per share	$(0.46)	$(0.19)
EBITDA *	$4,768	$28,219

*Earnings before interest, taxes, and depreciation and amortization. See reconciliation to net loss below.

Reconciliation of EBITDA and of adjusted EBITDA to net loss:	For the Three Months Ended

	March 31,
	2013	2012
Net loss	$(10,622)	$(4,300)
Depreciation and amortization expense	6,571	6,613
Interest expense, net	10,188	10,193
Interest expense - unrealized loss on debt conversion option	—	11,340
Income taxes	(1,369)	4,373
EBITDA	4,768	28,219
Non-GAAP net income adjustments (a)	4,012	(434)
Adjusted EBITDA	$8,780	$27,785

(a) Non-GAAP net income adjustments relate to restructuring charges for the 2013 period and unrealized (gains) losses for commodity hedges for both periods presented. Refer to 'Reconciliation of First Quarter Adjusted Non-GAAP Net (Loss) Income to Reported Net Loss' table below.

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CONDENSED CONSOLIDATED BALANCE SHEETS	As of
(Dollars in thousands, except par value data)	March 31,	December 31,
Unaudited	2013	2012
ASSETS
Current assets
Cash and cash equivalents	$21,370	$21,607
Accounts receivable, less allowances of $3,269 and $3,529	163,469	138,311
Inventories, principally on last-in, first-out basis (replacement cost higher by $140,303 and $139,940)	270,256	303,772
Prepaid expenses and other current assets	15,711	15,092
Income tax receivable	8,108	7,596
Total current assets	478,914	486,378
Investment in joint venture	37,632	38,854
Goodwill	70,007	70,300
Intangible assets	79,102	82,477
Prepaid pension cost	13,544	12,891
Other assets	18,444	18,266
Property, plant and equipment
Land	4,920	5,195
Building	52,880	52,884
Machinery and equipment	179,201	178,664
Property, plant and equipment, at cost	237,001	236,743
Less - accumulated depreciation	(159,852)	(157,103)
Property, plant and equipment, net	77,149	79,640
Total assets	$774,792	$788,806
LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities
Accounts payable	$88,572	$67,990
Accrued liabilities	43,096	36,564
Income taxes payable	649	1,563
Current portion of long-term debt	399	415
Short-term debt	500	500
Total current liabilities	133,216	107,032
Long-term debt, less current portion	265,761	296,154
Deferred income taxes	31,799	32,350
Other non-current liabilities	5,765	5,279
Pension and post retirement benefit obligations	10,743	10,651
Commitments and contingencies
Stockholders' equity
Preferred stock, $0.01 par value - 9,988 shares authorized (including 400 Series B Junior Preferred $0.00 par value shares); no shares issued and outstanding at March 31, 2013 and December 31, 2012	—	—
Common stock, $0.01 par value - 60,000 shares authorized and 23,411 shares issued and 23,266 outstanding at March 31, 2013 and 23,211 shares issued and 23,152 outstanding at December 31, 2012	234	232
Additional paid-in capital	221,518	219,619
Retained earnings	128,617	139,239
Accumulated other comprehensive loss	(20,693)	(21,071)
Treasury stock, at cost - 145 shares at March 31, 2013 and 59 shares at December 31, 2012	(2,168)	(679)
Total stockholders' equity	327,508	337,340
Total liabilities and stockholders' equity	$774,792	$788,806

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CONSOLIDATED STATEMENTS OF CASH FLOWS
(Dollars in thousands)
Unaudited	For the Three Months Ended
	March 31,
	2013	2012
Operating activities:
Net loss	$(10,622)	$(4,300)
Adjustments to reconcile net loss to net cash from (used in) operating activities:
Depreciation and amortization	6,571	6,613
Amortization of deferred gain	(390)	(62)
Amortization of deferred financing costs and debt discount	1,710	1,512
Gain on sale of fixed assets	(189)	—
Unrealized loss on debt conversion option	—	11,340
Unrealized losses (gains) on commodity hedges	1,031	(434)
Equity in earnings of joint venture	(1,469)	(3,008)
Dividends from joint venture	2,692	678
Deferred tax benefit	(417)	(1,024)
Share-based compensation expense	311	1,445
Excess tax benefits from share-based payment arrangements	(242)	—
Increase (decrease) from changes in, net of acquisition:
Accounts receivable	(25,763)	(15,476)
Inventories	32,272	(60,734)
Prepaid expenses and other current assets	(395)	(4,198)
Other assets	55	(875)
Prepaid pension costs	(1,219)	(452)
Accounts payable	23,344	28,983
Income taxes payable and receivable	(1,218)	5,789
Accrued liabilities	6,299	9,670
Postretirement benefit obligations and other liabilities	224	173
Net cash from (used in) operating activities	32,585	(24,360)
Investing activities:
Capital expenditures	(1,881)	(3,124)
Proceeds from sale of fixed assets	468	—
Net cash used in investing activities	(1,413)	(3,124)
Financing activities:
Proceeds from long-term debt	106,500	150,228
Repayments of long-term debt	(137,869)	(135,405)
Payment of debt issue costs	—	(1,313)
Exercise of stock options	409	—
Excess tax benefits from share-based payment arrangements	242	—
Net cash from (used in) financing activities	(30,718)	13,510
Effect of exchange rate changes on cash and cash equivalents	(691)	4
Net (decrease) increase in cash and cash equivalents	(237)	(13,970)
Cash and cash equivalents—beginning of year	21,607	30,524
Cash and cash equivalents—end of year	$21,370	$16,554

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Reconciliation of First Quarter Adjusted Non-GAAP Net (Loss) Income to Reported Net Loss for the Three Months Ended March 31:
(Dollars in thousands, except per share data)
Unaudited
	2013	2012
Net loss, as reported	$(10,622)	$(4,300)
Restructuring charges	2,982	—
Unrealized loss on debt conversion option	—	11,340
Unrealized losses (gains) on commodity hedges	1,031	(434)
Tax effect of adjustments	(1,492)	166
Adjusted non-GAAP net (loss) income	$(8,101)	$6,772	1
Adjusted non-GAAP basic (loss) income per share	$(0.35)	$0.29
Adjusted non-GAAP diluted (loss) income per share	(0.35)	0.28

(1)	Amount differs from previously reported first quarter 2012 'Adjusted non-GAAP net income' due to the inclusion of the adjustment for unrealized losses on commodity hedges.

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TOTAL DEBT
(Dollars in thousands)
Unaudited
	March 31, 2013	December 31, 2012
SHORT-TERM DEBT
Foreign	$500	$500
Total short-term debt	500	500
LONG-TERM DEBT
12.75% Senior Secured Notes due December 15, 2016	225,000	225,000
7.0% Convertible Notes due December 15, 2017	57,500	57,500
Revolving Credit Facility due December 15, 2015	8,250	39,500
Other, primarily capital leases	1,299	1,400
Total long-term debt	292,049	323,400
Less: unamortized discount	(25,889)	(26,831)
Less: current portion	(399)	(415)
Total long-term portion	265,761	296,154
TOTAL DEBT	$266,660	$297,069

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